UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A12G

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE  SECURITIES EXCHANGE ACT OF 1934

BIBB CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	75-3076597
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
5645 Coral Ridge Drive #171 Coral Springs, Florida	33076
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:   None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.   ☒

Securities Act registration statement number to which this form relates:	333-145264
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.001

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on August 9, 2007 (File No. 333-145264) ,is incorporated by reference into this registration statement.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	Bylaws *

(*)	Incorporated herein to the exhibits of the same number in Registrant's Registration Statement on Form SB-2 referenced above.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 29, 2008	BIBB CORPORATION, a Nevada corporation

	By:	/s/ Judson Bibb, President and Chief Executive Officer